UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2008

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2008, Mr. David A. Donnini resigned from the Board of Directors (the “Board”) of Syniverse Holdings, Inc. (the “Company”) and from those committees of the Board on which he served.

On August 21, 2008, the Board of Directors appointed Mr. Fritz von Mering to serve as a member of the Board until his successor is properly elected and qualified or his earlier resignation or removal. Mr. von Mering also was appointed to serve as a member of the Board’s Nominating and Corporate Governance Committee. On August 21, 2008, in connection with Mr. von Mering’s election to the Company’s Board of Directors, the Company granted to Mr. von Mering, on a one time basis pursuant to the Company’s 2006 Long Term Equity Incentive Plan, nonqualified options to purchase 19,000 shares of common stock, which vest in three equal annual installments with a per share exercise price equal to the closing price of our common stock on the grant date, and 7,100 shares of restricted stock, which will vest in five equal annual installments.

On August 25, 2008, the Company issued a press release (the “Press Release”) announcing Mr. Donnini’s resignation and Mr. von Mering’s appointment, as described above. Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, a copy of the Press Release is filed as Exhibit 99.1 to this Report, and the information contained in the Press Release is incorporated into Item 5.02 of this Report by this reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1*	Press release issued by Syniverse Holdings, Inc. on August 25, 2008.

*	Filed herewith electronically.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Dated: August 26, 2008

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ David W. Hitchcock
Name:	David W. Hitchcock
Title:	Chief Financial Officer

SYNIVERSE TECHNOLOLGIES, INC.
(Registrant)

By:	/s/ David W. Hitchcock
Name:	David W. Hitchcock
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Press release issued by Syniverse Holdings, Inc. on August 25, 2008.

*	Filed herewith electronically.